                                                                     EXHIBIT 3.2



                             OAKHURST COMPANY, INC.

                                     BY-LAWS

                      (As Amended Through January 13, 1998)

                             OAKHURST COMPANY, INC.

                                     BY-LAWS

                                TABLE OF CONTENTS

ARTICLE I:  OFFICES

Section 1.    Principal Office.........................................................................1
Section 2.    Registered Office........................................................................1
Section 3.    Other Offices............................................................................1

ARTICLE II:  MEETINGS OF STOCKHOLDERS

Section 1.    Place of Meetings........................................................................1
Section 2.    Notice of Meeting........................................................................1
Section 3.    Annual Meetings..........................................................................1
Section 4.    Special Meetings.........................................................................1
Section 5.    Quorum...................................................................................2
Section 6.    Voting...................................................................................2
Section 7.    Nomination of Director Candidates........................................................2
Section 8.    List of Stockholders Entitled to Vote....................................................2
Section 9.    Stock Ledger.............................................................................2
Section 10.   Organization of Stockholders' Meetings...................................................3
Section 11.   Order of Business........................................................................3

ARTICLE III:  DIRECTORS

Section 1.    Number and Election of Directors.........................................................3
Section 2.    Vacancies................................................................................3
Section 3.    Duties and Powers........................................................................3
Section 4.    Meetings.................................................................................3
Section 5.    Order of Business........................................................................3
Section 6.    Quorum...................................................................................3
Section 7.    Actions of Board.........................................................................3
Section 8.    Meetings by Means of Conference Telephone................................................3
Section 9.    Committees...............................................................................4
Section 10.   Compensation.............................................................................4
Section 11.   Interested Directors.....................................................................4
Section 12.   Removal of Directors.....................................................................4
Section 13.   Election of Officers.....................................................................4

ARTICLE IV:  OFFICERS AND AGENTS

Section 1.    Officers.................................................................................5
Section 2.    Removal of Officers......................................................................5
Section 3.    Agents and Employees.....................................................................5
Section 4.    Power and Duties of the Chairman of the Board............................................5
Section 5.    Powers and Duties of the President.......................................................6
Section 6.    Vice Presidents..........................................................................6
Section 7.    Secretary................................................................................6


                                      -i-
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

Section 8.    Assistant Secretary......................................................................6
Section 9.    Treasurer................................................................................6
Section 10.   Assistant Treasurer......................................................................6
Section 11.   Corporate Comptroller....................................................................7
Section 12.   Other Officers...........................................................................7
Section 13.   Voting Securities Owned by the Corporation...............................................7

ARTICLE V:  STOCK

Section 1.    Form of Certificate .....................................................................7
Section 2.    Lost Certificates........................................................................7
Section 3.    Transfer of Certificated Stock...........................................................8
Section 4.    Transfer of Uncertificated Stock.........................................................8
Section 5.    Record Date..............................................................................8
Section 6.    Ownership of Capital Stock...............................................................8

ARTICLE VI:  NOTICES

Section 1.    Notices..................................................................................8
Section 2.    Waivers of Notice........................................................................8

ARTICLE VII:  GENERAL PROVISIONS

Section 1.    Dividends................................................................................9
Section 2.    Disbursements............................................................................9
Section 3.    Fiscal Year..............................................................................9
Section 4.    Corporate Seal...........................................................................9
Section 5.    Form of Records..........................................................................9

ARTICLE VIII:  AMENDMENTS

Section 1     .........................................................................................9
Section 2.    Entire Board of Directors ...............................................................9


                                      -ii-

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                             OAKHURST COMPANY, INC.
                     (Hereinafter called the "Corporation")

                                     BY-LAWS
--------------------------------------------------------------------------------

                               ARTICLE I: OFFICES

Section 1. Principal Office. The principal office of the Corporation is located at 3513 Concord Pike, Wilmington, Delaware 19803.

Section 2. Registered Office. The registered office of the Corporation in the State of Delaware shall be c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801.

Section 3. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.


                      ARTICLE II: MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at the principal office of the Corporation or such other place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Notice of Meetings. Written notice of Annual and Special Meetings stating the place, date and hour of the meeting, and in the case of Special Meetings, the business to be transacted at such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 3. Annual Meetings. The Annual Meeting of Stockholders shall be held on such date and at such time and place as may only be designated by the Board of Directors from time to time pursuant to a resolution adopted by a majority of the entire Board of Directors (as defined in Article VIII, Section 2). The date, time and place of the Annual Meeting of Stockholders shall be stated in the notice of the meeting, and at such Annual Meeting the stockholders shall elect, by plurality vote, a class of the Board of Directors as set forth in the Certificate of Incorporation, and shall transact such other business as may properly be brought before the meeting. Such meeting may adjourn to a later date, and no notice of the adjourned meeting shall be necessary if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the date, time and place of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4. Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation, Special Meetings of Stockholders, for any purpose or purposes, may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. The notice of Special Meetings shall state the business to be transacted, and no business other than that included in the notice or incidental thereto shall be transacted at such meeting. Such meeting may adjourn to a later date, and no notice of the adjourned meeting shall be necessary if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting in conformity herewith.

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                                      Oakhurst Company, Inc. By-Laws - continued
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At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 5. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, a written notice of the place, date, and time of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting in conformity herewith. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 6. Voting. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. All votes for directors cast at any meeting of stockholders shall be by written ballot. No action required or permitted to be taken by the stockholders of the Corporation may be effected by any written consent by such stockholders without a meeting.

Section 7. Nomination of Director Candidates. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a committee appointed for that purpose by the Board of Directors or by any stockholder entitled to vote in the election of directors generally.

Section 8. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

Section 9. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 8 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 10. Organization of Stockholders' Meetings. At every meeting of the stockholders, the Chairman of the Board of the Corporation, or, in his absence, the President, or, if both offices shall be held by the same person, any Vice President shall call the meetings of the stockholders to order and shall act as chairman of such meetings, and the Secretary of the Corporation, or, in the absence of the Secretary, any Assistant Secretary or other person designated by the chairman of the meeting, shall act as Secretary of such meetings. In the absence of such officers, or any one of them, the meeting shall designate the Chairman and/or Secretary, as the case may be.

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                                      Oakhurst Company, Inc. By-Laws - continued
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Section 11. Order of Business. No formal order of business need be followed in any meeting, Annual or Special, of the stockholders; provided, that at any Special Meeting no business other than that included in the notice of the Special Meeting or incidental thereto shall be transacted.


                             ARTICLE III: DIRECTORS

Section 1. Number and Election of Directors. The number of directors of the Corporation which shall constitute the entire Board of Directors shall be such number as was initially fixed by the Incorporator of the Corporation and thereafter as fixed by the Board of Directors in accordance with the Certificate of Incorporation. Except as provided in Section 2 of this Article, directors shall be elected by a plurality of the votes cast at Annual Meetings of Stockholders, and each director so elected shall hold office until the expiration of the term for which such director is elected, or until his successor is duly elected and qualified, or until his earlier resignation or removal. Any director may resign at any time upon notice to the Corporation. Directors need not be stockholders.

Section 2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors, death, resignation, retirement, removal from office, disqualification or other cause may be filled by the directors then in office in accordance with the Certificate of Incorporation.

Section 3. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 4. Meetings. The Annual Meeting of the Board of Directors shall be held immediately following the regular Annual Meeting of Stockholders, at the same place. Other regular meetings of the Board of Directors may be held, either within or without the State of Delaware, without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or if both offices be held by the same person, any Vice President, or any two directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than three days before the date of the meeting, by telephone or telegram on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances. Such notice shall state the matters expected to come before the meeting.

Section 5. Order of Business. No formal order of business need be followed in any meeting of the Directors, either regular or special.

Section 6. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7. Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 8. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee

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                                      Oakhurst Company, Inc. By-Laws - continued
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designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 8 shall constitute presence in person at such meeting.

Section 9. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

Section 10. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 11. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose if (i) the material facts as to his or her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 12. Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or all directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least three-quarters of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting by written ballot together as a single class at a meeting duly called for such purpose.

Section 13. Election of Officers. The directors shall elect the Chairman of the Board, President, Vice Presidents, Treasurer, Secretary and Comptroller of the Corporation, and may elect all other officers and agents, or, as to the latter, may delegate their election to an officer and/or officers of the Corporation. In

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Rev. January 13, 1998                                                Page 4 of 9
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                                      Oakhurst Company, Inc. By-Laws - continued
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addition to the foregoing officers, the Board of Directors may designate such other officers or officials as from time to time may be deemed advisable, and may prescribe their duties. The directors shall have the power to fix salaries of all officers, agents and employees of the Corporation, but in the absence of action by the directors, such power shall be vested in the Chairman of the Board, except as to his own salary and that of the President.


                         ARTICLE IV: OFFICERS AND AGENTS

Section 1. Officers. Officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer and a Corporation Comptroller, all of whom shall be chosen by the Board of Directors, and, if from time to time designated and chosen by the Board of Directors, an Assistant Secretary and an Assistant Treasurer. The Chairman of the Board and the President shall be chosen from among the directors. Any two of the above named offices, except those of the President and Secretary, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or by these By-Laws to be executed, acknowledged, verified, or countersigned by any two or more officers. The foregoing officers shall hold office until the next regular Annual Meeting of the Board of Directors, held after the Annual Meeting of Stockholders, and until their successors are elected and qualified, subject, however, to removal, as herein elsewhere set forth. Any duty to be performed by an officer of the Corporation may be performed by his duly authorized assistant officer. In its discretion, the Board of Directors may leave unfilled for any period as it may fix by resolution any office except those of President, Treasurer and Secretary. In its discretion, the Board of Directors may create additional offices, including Vice Presidents, with such duties and powers as shall be determined from time to time by the Board of Directors, and may designate individuals to fill such other offices.

Section 2. Removal of Officers. Any and all officers of the Corporation may be removed at any time and their successors elected by a majority vote of the Board of Directors at any regular or special meeting of the Directors.

Section 3. Agents and Employees. All agents and employees of the Corporation may be appointed and their salaries fixed by the Board of Directors, or, in the absence of action by the Board of Directors, by the Chairman of the Board (or by the President if the office of Chairman of the Board be vacant), and except as to the President, any Vice President, Secretary, Treasurer, and Corporate Comptroller, they shall hold office during the will and pleasure of the Chairman of the Board, subject to action by the Board of Directors. If such agents and employees are appointed by the directors, they (except the above-specified officers) may nevertheless be removed by the Chairman of the Board, unless he be especially forbidden so to do by the directors.

Section 4. Power and Duties of the Chairman of the Board. The Chairman of the Board shall be the Chief Executive Officer of the Corporation and shall have the general direction of the affairs of the Corporation, except as otherwise prescribed by the Board of Directors. He shall keep the Board of Directors fully informed of the business of the Corporation; he may sign and execute all authorized bonds, contracts or other obligations in the name of, and on behalf of the Corporation; and, with the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, he shall sign all certificates of stock, unless facsimile signatures are authorized; and, with the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer but without further authorization than these presents, he may sign all checks and/or drafts upon funds of the Corporation in its name and on its behalf, and any bank or depository in which funds of the Corporation shall be deposited shall be fully and conclusively protected in honoring any checks and/or drafts on behalf of the Corporation signed by the Chairman of the Board. Subject to the action of the Board of Directors, he shall have the power to fix the salaries of all officers, agents and employees of the Corporation, except the President and shall have the power to employ and discharge all agents and employees of the Corporation, subject to the control of the Board of Directors, except the President, any

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                                      Oakhurst Company, Inc. By-Laws - continued
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Vice President, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer
and Corporate Comptroller. He shall generally conduct the affairs of the Corporation, and shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 5. Powers and Duties of the President. The President shall direct the operations of the Corporation, being responsible to the Chairman of the Board. He shall, in the absence or incapacity of the Chairman of the Board, perform all duties and functions of the Chairman of the Board. The President also may execute contracts in the name of the Corporation, and appoint and discharge agents and employees. He shall do and perform such other duties as may from time to time be assigned to him by the Chairman of the Board or the Board of Directors, and, except as herein otherwise provided, the President shall perform all other duties incident to his office. If the office of Chairman of the Board be vacant or if the same person is Chairman of the Board and President, the President shall have all the powers and perform all the duties and functions of the Chairman of the Board.

Section 6. Vice Presidents. At the request of the President or in his absence or in the event of his inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 7. Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and the stockholders. The Secretary shall likewise attend to the giving and serving of all notices of meetings, and shall affix the seal of the Corporation to all certificates of stock and all authorized contracts and obligations of the Corporation, and shall attest the same, and shall keep the transfer books and stock ledgers of the Corporation, which books shall be at all reasonable times open for examination to any director, and he shall in general perform all of the duties incident to the office of the Secretary; and shall have such other powers and duties as shall be from time to time conferred upon him by the Board of Directors.

Section 8. Assistant Secretary. The Board of Directors may designate and choose an Assistant Secretary, who shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the Board of Directors. In case of the absence or disability of the Secretary, the duties of the Secretary shall be performed by the Assistant Secretary.

Section 9. Treasurer. The Treasurer shall have the custody of all the funds and securities of the Corporation, and subject to the provisions of Section 4 of this Article, shall have the power to sign checks and drafts of the Corporation, and any depository in which the funds of the Corporation are deposited shall be conclusively protected in honoring and acting upon any check or draft signed by the Treasurer. The Treasurer shall sign all receipts and vouchers for payments made to the Corpora- tion, and shall keep full and accurate account of all moneys received and paid by him on account of the Corporation which shall truly reflect all of the financial transactions and conditions of the Corporation, and shall conform to the requirements of Article V hereof, and he shall generally perform all acts incident to the position of Treasurer, and shall have such further powers and duties as shall be from time to time conferred upon him by the Board of Directors.

Section 10. Assistant Treasurer. The Board of Directors may designate and choose an Assistant Treasurer, who shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the Board of Directors. In case of the absence or disability of the Treasurer, the duties of the Treasurer shall be performed by the Assistant Treasurer.

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                                      Oakhurst Company, Inc. By-Laws - continued
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Section 11. Corporate Comptroller. The Corporate Comptroller shall be the Chief
Accounting Officer and shall maintain adequate records of all assets, liabilities and transactions of the Corporation; shall see that adequate audits thereof are currently and regularly made; shall, in conjunction with other officers and department heads, initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with the maximum safety, efficiency and economy; and shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors.
He shall report to the Chairman of the Board, the President, a Vice President and/or the Board of Directors as said Board of Directors may prescribe.

Section 12. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

Section 13. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice-President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.


                                ARTICLE V: STOCK

Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board of Directors, the President or a Vice-President and
(ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. The Board of Directors may appoint one or more Transfer Agents and/or Registrars of transfers, and may require all certificates of shares to bear the signature of such transfer agent or registrar. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar, other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 2. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 3. Transfer of Certificated Stock. Title to a stock certificate and to the shares represented thereby may be transferred only: (a) By the delivery of the certificate endorsed either in blank or to a specified person by the person appearing by the certificate to be the owner of the shares represented thereby; or (b)

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by delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign or transfer the same, or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby. Such assignment or power of attorney may be either in blank or to a specified person.

Section 4. Transfer of Uncertificated Stock. Title to uncertificated shares of stock may be transferred only: (a) by an instruction to the Corporation by the registered owner requesting that the transfer of the uncertificated share be registered; or (b) by the delivery of a document containing a written power of attorney to sell, assign, or transfer the uncertificated shares, signed by the registered owner, and an instruction that the transfer of the uncertificated shares be registered. Such power of attorney may be either in blank or to a specified person. An instruction for purposes of this Section 4 is a writing signed by the registered owner, or by a person with power of attorney, requesting that the transfer be registered.

Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6. Ownership of Capital Stock. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof so far as the Corporation is concerned. The words "trustee," "agent" or other like term after the name of a person in whose name stock stands on the books of the Corporation, without other words disclosing a trust, beneficiary of principal, or other fiduciary relationship, shall be deemed descriptive of the person and shall in no way restrict the right of such person to vote the shares of stock for any purpose. The personal representative of a deceased stockholder shall be entitled to vote the shares of stock of his decedent without having such shares transferred to him. The pledgor shall have the sole right to vote shares of stock pledged for any purpose, unless the agreement pledging such shares confers that right upon the pledgee, or his or its agent, in which event the person so authorized shall have such voting rights. No voting right shall be given to any stock while owned by the Corporation nor shall any stock so held be entitled to any dividend. Shares of its own stock held by the Corporation in any fiduciary capacity may be voted by it in any case in which such shares could be voted by the owner.


                               ARTICLE VI: NOTICES

Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex or cable.

Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

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                         ARTICLE VII: GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3. Fiscal Year. The fiscal year of the Corporation shall begin on the Sunday following the Saturday which is the closest to the end of February, otherwise known as a 52/53 week year, unless otherwise provided by the Board of Directors.

Section 4. Corporate Seal. The corporate seal shall consist of two concentric circles, between which shall be inscribed the name of the Corporation. Within the inner circle shall be inscribed the year of incorporation and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 5. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.


                            ARTICLE VIII: AMENDMENTS

Section 1. Subject to Article EIGHTH of the Certificate of Incorporation, these By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting of stockholders or Board of Directors as the case may be. All amendments must be approved by either the holders of seventy-five (75%) percent of the outstanding capital stock entitled to vote in the election of directors, voting together as a single class, or by a majority of the entire Board of Directors then in office.

Section 2. Entire Board of Directors. As used in this Article VIII and in these By-Laws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies in the authorized number of directors.

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